As filed with the Securities and Exchange Commission on March 4, 1999

                                                      Registration No. 333-45129
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                              HEILIG-MEYERS COMPANY

             (Exact name of registrant as specified in its charter)
                                    Virginia
         (State or other jurisdiction of incorporation or organization)
                                   54-0558861
                     (I.R.S. employer identification number)

                            12560 West Creek Parkway
                            Richmond, Virginia 23238
                                 (804) 784-7300
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                             -----------------------
                            David W. Robertson, Esq.
                       McGuire, Woods, Battle & Boothe LLP
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 775-1000
                     (Name, address, including zip code, and
                    telephone number, including area code, of
                               agent for service)
                             -----------------------
                                   Copies to:

                               Elizabeth R. Perdue
                              McBride Baker & Coles
                       500 West Madison Street, 40th Floor
                          Chicago, Illinois 60661-2511

                              HEILIG-MEYERS COMPANY


         This Registration Statement, registered the sale from time to time of up to 2,019,182 shares of the Common Stock of the registrant by the stockholders named therein. Of this amount, the selling stockholders sold an aggregate of 990,479 shares. Accordingly, the registrant hereby deregisters 1,028,703 shares of the Common Stock originally covered by the Registration Statement and not sold by the selling stockholders pursuant to the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Goochland, State of Virginia, on this 4th day of March, 1999.


                                  HEILIG-MEYERS COMPANY

                                  By:   /s/ Roy B. Goodman
                                       -----------------------------------
                                       Roy B. Goodman
                                       Executive Vice President and
                                       Chief Financial Officer